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                    MUTUAL OF AMERICA LIFE INSURANCE COMPANY
             [320 PARK AVENUE NEW YORK NY 10022-6839 - 212 224 1600]
                        (hereafter called the "Company")

FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT

As of the Annuity Commencement Date, the Company shall pay the annuity benefits as provided in this Contract. Upon the death of the Annuitant or the Owner before the Annuity Commencement Date, the Company shall pay the death benefit as provided in this Contract. At any time prior to the Annuity Commencement Date or the death of the Annuitant, the Owner may withdraw amounts held under this Contract without any surrender charges or purchase an annuity.

RIGHT TO EXAMINE CONTRACT. This Contract may be returned for cancellation within [10] days after the date it is received by the Owner. It may be delivered or mailed to the Company or to any agent of the Company, along with a written request for cancellation. This Contract shall then be cancelled and the Company shall refund to the Owner an amount equal to: (a) all contributions allocated to the Interest Accumulation Account, with no deductions; plus (b) the value on the surrender date of all contributions allocated to any Investment Fund. For purposes of this paragraph only, the surrender date shall be the date this Contract is delivered or mailed to the Company, along with the request for cancellation.

This Contract is issued in consideration of the application for this Contract and payment of the first contribution (premium) of at least [$10] . Additional contributions may be made at any time prior to the Annuity Commencement Date, the death of the Annuitant or the death of the Owner. Each contribution is subject to the Contributions provision of this Contract. This Contract shall take effect on the Effective Date shown in the Specifications Section of this Contract.

This Contract is executed by the Company at its Home Office in New York, New York on the Date of Issue shown in the Specifications Section of this Contract.

/s/ Kevin Brady                      /s/ Thomas J. Moran
-------------------------------      -------------------------------------
      Vice President                 President and Chief Executive Officer


AMOUNTS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE COMPANY'S GENERAL ACCOUNT AND/OR THE COMPANY'S SEPARATE ACCOUNT THAT THE COMPANY MAINTAINS IN CONNECTION WITH THIS CONTRACT AND CERTAIN OTHER CONTRACTS. THE AMOUNTS HELD IN THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND SHALL INCREASE OR DECREASE IN VALUE BASED UPON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. A DESCRIPTION OF THE SEPARATE ACCOUNT APPEARS IN THE ACCOUNTS SECTION OF THIS CONTRACT. A DESCRIPTION OF THE CHARGES DEDUCTED FROM THE AMOUNTS HELD IN THE SEPARATE ACCOUNT APPEARS IN THE DEFINITION OF ADMINISTRATIVE CHARGES IN THE DEFINITIONS SECTION OF THIS CONTRACT.

THIS IS A PARTICIPATING CONTRACT.

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                                TABLE OF CONTENTS


SECTION 1 - SPECIFICATIONS                                                 5
SECTION 2 - DEFINITIONS                                                    5
    Account Value                                                          5
    Administrative Charges                                                 5
    Annuitant                                                              5
    Annuity Commencement Date                                              6
    Beneficiary                                                            6
    Business Day                                                           6
    Code                                                                   6
    Commuted Value                                                         6
    Contract                                                               6
    Current Rate of Interest                                               6
    Date of Issue                                                          6
    Effective Date                                                         6
    Guaranteed Rate of Interest                                            6
    Home Office                                                            6
    Interest Accumulation Account                                          6
    Investment Fund                                                        6
    Notice                                                                 7
    Owner                                                                  7
    Separate Account                                                       7
    Surviving Spouse                                                       7
    Underlying Investment Company                                          7
    United States Bank                                                     7
    Valid Transaction Date                                                 7
    Valuation Day                                                          7
    Valuation Period                                                       7
SECTION 3 - CONTRIBUTIONS                                                  7
    Contributions                                                          7
    Allocation of Contributions                                            7
    Change of Allocations                                                  8
SECTION 4 - ACCOUNTS                                                       8
    Accounts                                                               8
    General Account                                                        8
    Separate Account                                                       8
    Account Value                                                          8
    Accumulation Units                                                     8
    Accumulation Unit Value                                                8
    Accumulation Unit Value Change Factor                                  9
    Changes to Separate Account                                            9
SECTION 5 - WITHDRAWALS AND TRANSFERS                                      9
    Withdrawals and Transfers                                              9
    Amount of Withdrawal or Transfer                                      10
    Requests for Withdrawal or Transfer                                   10
    Postponement of Withdrawals or Transfers                              10
SECTION 6 - BENEFITS                                                      10
    Annuity Benefit                                                       10
    Amount of Annuity Benefit                                             10
    Annuity Options                                                       10
    Specified Payments Option                                             11
    Death Benefit                                                         12
    Spousal Continuation                                                  12
    Death Benefit Settlement Options                                      12
    Distribution Rules                                                    13
SECTION 7 - BENEFICIARY                                                   14
SECTION 8 - GENERAL PROVISIONS                                            14
    Contract                                                              14
    Incontestability                                                      14

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    Misstatements of Age                                                  14
    Assignment                                                            15
    Adjustments to Current Rate and Expense Charges                       15
    Evidence of Survival                                                  15
    Claims of Creditors                                                   15
    Separability of Provisions                                            15
    Non-Waiver                                                            15
    Participating Contract                                                15
    Dividends                                                             15
    Termination of Contract                                               15
    Notices                                                               16
    Reports                                                               16
SECTION - 9 TABLE OF RATES                                                16
SECTION 10 - LIST OF ACCOUNTS AND FUNDS                                   17






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                           SECTION 1 - SPECIFICATIONS

ANNUITANT:                        [John A. Doe]

OWNER:                            [John A. Doe]

POLICY NUMBER:                    [Your Social Security Number]

EFFECTIVE DATE:                   [December 1, 2002]

DATE OF ISSUE:                    [January 2, 2003]

STATE OF DELIVERY:                [New York]

-------------------------------------------------------------------------------
TYPE OF CHARGE                        AMOUNT OF CHARGE
-------------------------------------------------------------------------------

ADMINISTRATIVE CHARGES

SEPARATE ACCOUNT CHARGE               Maximum of [2%] annually of the net
                                      assets in each Investment Fund.

CONTRACT CHARGE                       A monthly contract charge of [$2.00] for
                                      administrative expenses, [except the
                                      monthly charge shall not exceed 1/12 of
                                      1% of the Account Value.]
-------------------------------------------------------------------------------


An explanation of all charges appears under Administrative Charges in the Definitions section of this Contract.

The Current Rate of Interest is declared from time to time by the Company, but shall in no event be less than an effective annual yield of [3%] . The Current Rate of Interest on the Date of Issue of this Contract results in an effective annual yield of [3%] .

The total expense charge currently being deducted as a Separate Account Charge on the Date of Issue of this Contract is [0.90%] .

                             SECTION 2 - DEFINITIONS

The following terms as used in this Contract shall have the meaning defined unless a different meaning is required by the context. Words in the singular form as used in this Contract shall be construed as though they were also used in the plural form in all cases where they would so apply and vice versa.

ACCOUNT VALUE

An amount equal to the sum of the values, as of a Valuation Day, of the Interest Accumulation Account and the Investment Funds maintained under this Contract.

ADMINISTRATIVE CHARGES

     Separate Account Charge. A charge for expenses incurred for marketing and administrative costs associated with this Contract and for any state or other taxes. Such charge shall be declared from time to time by the Company for the class of contracts to which this Contract belongs. The Company shall deduct the charge from each Investment Fund. This is a daily charge expressed as a percentage of the value of the net assets in each Investment Fund at an annual rate which cannot exceed the rate shown in the Specifications Section of this Contract.

     Contract Charge. A charge to reimburse the Company for the administration of this Contract. Each month the Company shall deduct the amount shown in the Specifications Section from the Account Value under this Contract. Such withdrawals shall be deducted from the Account Value in accordance with a uniform policy established by the Company for the class of contracts to which this Contract belongs. The Company reserves the right to change this charge, subject to any maximum set forth in this Contract and under applicable laws and regulations.

ANNUITANT

The individual named in the application for this Contract as the annuitant or, the Surviving Spouse if this contract is continued under Spousal Continuation and the deceased Owner had been the Annuitant.

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ANNUITY COMMENCEMENT DATE

The date, which shall be the first day of a month, on which annuity payments are requested to begin. This date may not be within 12 months of the Date of Issue. If no such date has been requested in the application for this Contract or in a subsequent Notice, the Annuity Commencement Date shall be the first day of the month after the later of (i) the Annuitant attaining age 90 and (ii) the tenth anniversary of the Effective Date. Notwithstanding the above, if this Contract is issued to an employer or trustee in connection with a Code Section 457(b) eligible deferred compensation plan, the Annuity Commencement Date shall be no later than the first day of the month following the Annuitant's attainment of age [70-1/2] . The prior sentence is intended only to comply with certain distribution requirements applicable to Code Section 457(b) plans and Internal Revenue Service regulations issued thereunder, and if those requirements are amended or repealed, this Contract shall be deemed amended consistent with such amendment or repeal, and shall be administered in accordance with such amended or repealed Code and Internal Revenue Service regulations requirements without the need to issue an amendment to this Contract.

BENEFICIARY

An individual or entity who is to receive:
(a) before the Annuity Commencement Date, any death benefits becoming due under this Contract as a result of the death of the Owner or the Annuitant, and
(b) on or after the Annuity Commencement Date, the remainder, if any, of payments due under any annuity option elected pursuant to this Contract.

BUSINESS DAY

Any day on which the Company is open for business and the New York Stock Exchange is open for trading. For purposes of determining a Valid Transaction Date, the Business Day shall end as of the close of business of the New York Stock Exchange (normally 4:00 p.m. Eastern Time.)

CODE

The Internal Revenue Code of 1986, as amended from time to time.

COMMUTED VALUE

The present value of an amount discounted at a rate of interest equal to the Current Rate of Interest plus 2%.

CONTRACT

This flexible premium deferred annuity contract and the application for it, which is attached to and made a part of this contract, together with any amendments to this contract that may be made from time to time.

CURRENT RATE OF INTEREST

The annual rate of interest as declared from time to time by the Company for the class of contracts to which this Contract belongs. The Current Rate of Interest shall at all times be at least equal to the Guaranteed Rate of Interest.

DATE OF ISSUE

The date shown as the Date of Issue in the Specifications Section of this Contract.

EFFECTIVE DATE

The date shown as the Effective Date in the Specifications Section of this Contract. This Contract becomes effective at 12:01 A.M. on the Effective Date.

GUARANTEED RATE OF INTEREST

A daily rate of interest which results in an effective annual yield of  [3%] .

HOME OFFICE

The Company's office at [320 Park Avenue, New York, NY 10022,] or such other location as the Company may announce by advance written notice.

INTEREST ACCUMULATION ACCOUNT

An interest-bearing account within the Company's general account to which all or a portion of the amounts held under this Contract may be allocated.

INVESTMENT FUND

An account of the Separate Account to which all or a portion of the amounts held under this Contract may be allocated.

NOTICE

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Any communication to the Company with respect to this Contract, regardless of how referred to in this Contract, including, but not limited to: requests for benefits, transfers, withdrawals or information; elections of annuity or death benefit settlement options; designations of Beneficiaries; assignments of ownership; and allocations of contributions.

OWNER

The Annuitant, unless a different individual or entity is named in the application for this Contract as the Owner, or the Surviving Spouse if this Contract is covered under Spousal Continuation.

SEPARATE ACCOUNT

A separate account of the Company established and maintained under the laws of the State of New York, to which a portion of the Company's assets in connection with this Contract and certain other contracts may be allocated.

SURVIVING SPOUSE

The legal spouse of the Owner at the time of the Owner's death.

UNDERLYING INVESTMENT COMPANY

A management investment company registered under the Investment Company Act of 1940 that has at least one fund or portfolio in which the Separate Account invests.

UNITED STATES BANK

A bank or trust company that:
(a) is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed, under the laws of the United Sates or any state thereof, and
(b) is not a foreign branch office of a bank or trust company organized and existing in the United States.

VALID TRANSACTION DATE

The Business Day on which all of the requirements for the completion of a transaction have been met to the satisfaction of the Company. This includes receipt by the Company of all information, remittances and Notices necessary to process the given transaction. If such requirements are met on a day that is not a Business Day, or after the close of a Business Day, the Valid Transaction Date shall be the next following Business Day.

VALUATION DAY

Each day on which the New York Stock Exchange is open for business.

VALUATION PERIOD

A period beginning at the close of the Business Day on each Valuation Day and ending at the close of the Business Day on the next Valuation Day.

                            SECTION 3 - CONTRIBUTIONS

CONTRIBUTIONS

The first contribution (premium) of at least [$10] must be made in order to place this Contract in force. Thereafter, contributions under this Contract may be made at any time and for any amount, subject to the following:

(a) No contribution may be for an amount less than [$10].
(b) The Company reserves the right to refuse to accept any contribution.
(c) No contributions may be made on or after the Annuity Commencement Date or the date of death of the Owner or the Annuitant.

All contributions pursuant to this Contract must be remitted by check, drawn on a United States Bank, payable to the Company and delivered to its Home Office or to such other location as may be directed by the Company. With the prior approval of the Company, amounts may be remitted via wire transfer, electronic fund transfer or other means from a United States Bank to the Company.

ALLOCATION OF CONTRIBUTIONS

The Owner has the right to designate the percentage of the contribution that is to be allocated to the Interest Accumulation Account and any of the Investment Funds. The Company shall allocate all contributions made under this Contract in the manner so designated by the Owner in the application for this Contract or in any subsequent Notice by the Owner. Allocation designations must be shown as a percentage of the total contribution, in any multiple of 1%, up to 100%.

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Any contributions that are to be allocated to the Interest Accumulation Account shall be credited as of the Business Day that they are received by the Company. Any contributions to be allocated to any Investment Fund shall be credited as of the Valuation Day that they are received by the Company or, if received on a day that is other than a Valuation Day, on the next following Valuation Day.

CHANGE OF ALLOCATIONS

The Owner may change the manner in which contributions are allocated under this Contract at any time by providing a Notice to the Company. A change of allocation shall be effective upon receipt of the Notice at the Company's Home Office and all contributions remitted on or after the effective date of the change shall be allocated in the manner so requested.

                              SECTION 4 - ACCOUNTS

ACCOUNTS

Subject to the Changes to Separate Account provision of this Section, the Company shall maintain under this Contract the Interest Accumulation Account and the Investment Funds as set forth in the List of Accounts and Funds Section of this Contract.

GENERAL ACCOUNT

All contributions allocated to the Interest Accumulation Account shall become part of the Company's general account. All contributions allocated to the Interest Accumulation Account shall be credited with interest at the Current Rate of Interest. Such interest shall be credited on dates determined by the Company, but not less frequently than once each calendar month.

SEPARATE ACCOUNT

All contributions allocated to any of the Investment Funds shall become part of the Separate Account. The Separate Account consists of Investment Funds that own shares of the corresponding funds or portfolios of the Underlying Investment Companies.

The value of the assets in any Investment Fund shall increase or decrease based upon the investment results of that Investment Fund during each Valuation Period.

The assets of each Investment Fund are the exclusive property of the Company, and the Owner shall not have any proprietary interest in such assets. The Company shall not be considered a trustee of the assets for the benefit of any person allocating contributions to the Separate Account. All income, gains and losses of an Investment Fund shall be credited to or charged against that Investment Fund without regard to other income, gains or losses of the Company. The assets of each Investment Fund are not chargeable with any liabilities arising out of any other business the Company may conduct.

ACCOUNT VALUE

In determining the Account Value under this Contract on any Valuation Day:

(a) The value of the Interest Accumulation Account under this Contract on a Valuation Day is equal to (i) the total of all amounts allocated under this Contract to the Interest Accumulation Account, plus (ii) all interest accrued thereon, minus (iii) the sum of any withdrawals, transfers and Administrative Charges deducted from the Interest Accumulation Account under this Contract, all to such Valuation Day.

(b) The value of any Investment Fund under this Contract on a Valuation Day is equal to (i) the number of accumulation units credited to the Investment Fund on such Valuation Day under this Contract, multiplied by (ii) the accumulation unit value for the Investment Fund for the Valuation Period which includes such Valuation Day.

ACCUMULATION UNITS

Each Investment Fund is maintained in accumulation units. Accumulation units shall be used to calculate the value of each Investment Fund. The number of accumulation units shall change based on any amounts allocated or transferred to, or withdrawn or transferred from, each Investment Fund during each Valuation Period. The number of accumulation units to be added to or deducted from each Investment Fund at the end of each Valuation Period is: (a) the amount allocated, withdrawn or transferred during the present Valuation Period, divided by (b) the accumulation unit value for that Valuation Period. The number of accumulation units credited to such Investment Fund on any Valuation Day shall be (a) the sum of any accumulation units credited to that Investment Fund, minus
(b) the sum of any accumulation units withdrawn from such Investment Fund.

ACCUMULATION UNIT VALUE

Each Investment Fund has its own distinct accumulation unit value. The accumulation unit value for an Investment Fund was (or will be) set by the Company when the Investment Fund was (or will be) initially funded. The accumulation unit value for each Investment Fund shall change for each Valuation Day based upon the investment results of that Investment Fund on that Valuation Day. For any Valuation Period, the accumulation unit value is: (a) the accumulation unit value applicable to that Investment Fund for the preceding

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Valuation Period; multiplied by (b) the accumulation unit value change factor for that Investment Fund for the current Valuation Period.

ACCUMULATION UNIT VALUE CHANGE FACTOR

For any Valuation Period, the accumulation unit value change factor for each Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company affiliated with the Company is:

(a) the ratio of (i) the asset value of the Investment Fund at the end of the current Valuation Period before any amounts are allocated to, or withdrawn or transferred from, that Investment Fund during that Valuation Period; to
     (ii) the asset value of that Investment Fund at the end of the last Valuation Period after all allocations and withdrawals were made during that Valuation Period; divided by

(b) 1.00 plus the total of all Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For any Valuation Period, the accumulation unit value change factor for an Investment Fund that owns shares of the corresponding fund or portfolio of an Underlying Investment Company not affiliated with the Company is:

(a) the ratio of (i) the share value of the Investment Fund at the end of the current Valuation Period, adjusted by the Cumulative Dividend Multiplier (as defined below) for the current Valuation Period, to (ii) the share value of the Investment Fund at the end of the last Valuation Period, adjusted for the Cumulative Dividend Multiplier for the last Valuation Period; divided by

(b) 1.00 plus the total of all Administrative Charges, other than the Contract Charge, for the number of days from the end of the last Valuation Period to the end of the current Valuation Period.

For purposes of this provision, the Cumulative Dividend Multiplier is calculated by dividing the share value, after a dividend distribution, into the share value without regard to the dividend distribution, multiplied by the previous Dividend Multiplier.

CHANGES TO SEPARATE ACCOUNT

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations, to:

(a)  create new Investment Funds at any time;
(b)  modify, combine or remove Investment Funds;
(c) transfer assets the Company has determined to be associated with the class of contracts to which this Contract belongs from one Investment Fund to another Investment Fund;
(d) create additional separate accounts or combine any two or more separate accounts including the Separate Account;
(e) transfer assets the Company has determined to be attributable to the class of contracts to which this Contract belongs from the Separate Account to another separate account of the Company by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions;
(f) operate the Separate Account as a management investment company under the Investment Company Act of 1940, or in any other form permitted by law, and designate an investment advisor for its management, which may be the Company, an affiliate of the Company or another person;
(g) cause the registration or deregistration of any of the Company's separate accounts, including the Separate Account, under the Investment Company Act of 1940 and/or, cease to maintain their registration under the Securities Act of 1933 for sales of units of interest under this Contract; and
(h) operate the Separate Account under the general supervision of a committee, any or all members of which may be interested persons (as defined in the Investment Company Act of 1940) of the Company or its affiliates, or discharge the committee for the Separate Account.

                      SECTION 5 - WITHDRAWALS AND TRANSFERS

WITHDRAWALS AND TRANSFERS

At any time before the Annuity Commencement Date while the Annuitant is alive, the Owner may: (a) withdraw all or any part of the Account Value; or (b) transfer all or any part of the Account Value between and among the Interest Accumulation Account and any of the Investment Funds. No withdrawal or transfer may be made on or after the Annuity Commencement Date or the death of the Owner or the Annuitant. All amounts withdrawn shall be paid to the Owner and sent to the Owner's last address shown in the Company's records.

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AMOUNT OF WITHDRAWAL OR TRANSFER

The amount to be withdrawn or transferred may be designated as: (a) a dollar amount; or (b) a percentage of the value of the Interest Accumulation Account or the selected Investment Fund; or (c) in the case of any of the Investment Funds, a number of accumulation units. The amount to be withdrawn or transferred from the Interest Accumulation Account or any Investment Fund shall be the lesser of:
(a) the amount requested; or (b) the amount in the Interest Accumulation Account or that Investment Fund on the date of withdrawal or transfer.

REQUESTS FOR WITHDRAWAL OR TRANSFER

A Notice requesting any transfer or partial withdrawal must contain sufficient information for the Company to process the request. All requests for a withdrawal or transfer shall be effective on the later of: (a) the Valid Transaction Date for the request; or (b) the date specified in the request, provided the Company has not received Notice of the death of the Owner or the Annuitant. If the date specified in the request is not a Valid Transaction Date, the date of the request shall be considered to be the next Valid Transaction Date following such date.

POSTPONEMENT OF WITHDRAWALS OR TRANSFERS

The Company reserves the right to defer the payment of a total withdrawal from the Interest Accumulation Account in connection with the termination of this Contract for up to six months following the date of receipt of such request.

The Company shall transfer or pay the amount of any withdrawal from any Investment Fund within seven days of the Valid Transaction Date of a transfer or withdrawal request, except that the Company may defer any such transfer or withdrawal if:

(a) the New York Stock Exchange is closed for other than usual weekends or holidays; or
(b) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
(c) an emergency exists as determined by the Securities and Exchange Commission, whereby (i) disposing of securities is not practicable or (ii) it is not reasonably practicable to determine the share value of each of the Investment Funds; or
(d) the Securities and Exchange Commission by order permits postponement for the protection of the interest of all parties involved in the Separate Account.

                              SECTION 6 - BENEFITS

ANNUITY BENEFIT

Prior to the Annuity Commencement Date or the death of the Annuitant, the Owner may elect that the Account Value be paid as a single sum or that it be paid under one of the following annuity options. All payments shall be made to the Annuitant at the Annuitant's last address shown in the Company's records.

Notwithstanding the above paragraph, if this Contract is issued to an employer or trustee in connection with a Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement, all payments shall be payable to the Owner, not the Annuitant. However, the Owner may request that the Company make payments to a person or entity designated by the Owner to receive payments until the Owner changes or revokes such request.

On the Annuity Commencement Date, or, if not a Business Day, the last Business Day immediately preceding such date, the Account Value shall be withdrawn by the Company and either (a) be paid as a single sum or (b) be applied under one of the annuity options described below. If, as of the Annuity Commencement Date, no annuity option or single sum benefit option is elected, the Account Value shall be paid under the Life Annuity with 10 Year Period Certain annuity option.

AMOUNT OF ANNUITY BENEFIT

The amount of the annuity benefit shall be based on: (a) the Account Value on the Annuity Commencement Date; (b) the form of annuity under which payment is to be made; (c) the age of the Annuitant and, if applicable, the joint annuitant or the individual on whose life annuity benefits are to be based; and (d) the purchase rates used to purchase the annuity option elected.

ANNUITY OPTIONS

The following rules are applicable to the annuity options set forth below:

(a) Any election or change of an annuity option shall take effect as of the date the Notice was signed whether or not the Owner, Annuitant or Beneficiary is living at the time of its receipt.
(b) The amount of each payment made under a given annuity option must be at least [$50] .

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(c) If this Contract is issued to an employer or trustee in connection with a
    Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement, then for purposes of the Annuity Options:
    (i) the Annuitant shall be the individual upon whose life the annuity option shall be based and (ii) notwithstanding the preceding clause, or anything else to the contrary, all payments shall be payable to the Owner but the Owner may request that the Company make payments to a person or entity designated by the Owner and may change or revoke that designation at any time with respect to any amounts prior to their actual payment.
(d) The joint annuitant under option (B) must be a natural person.
(e) If the Company is issuing a single premium immediate annuity on the Annuity Commencement Date, the Company shall: (i) determine if the current purchase rates are more favorable than the rates shown in Table B of Section 9 of this Contract; and (ii) use the more favorable rates in purchasing an annuity option under this Contract.
(f) Subject to the requirements of this section and if acceptable to the Company, the Owner may elect a different period certain and/or different percentages under one of the annuity options.
(g) Once payments have commenced under one of the annuity options shown below, no changes, other than for changes by the Owner as to the Beneficiary, are permitted, except that if this Contract is issued to an employer or trustee in connection with a Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement, the Owner may make changes to, or revoke, any request to make payments to a designated person or entity made in accordance with rule (c) (ii) above.
(h) If at any age the same monthly annuity payment is paid for different periods certain under either option (A) or option (B), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following annuity options are available under this Contract:

(A) LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Annuitant's lifetime. Upon the Annuitant's death before the end of the ten-year period, annuity payments shall continue to be paid to the Beneficiary until the end of such ten-year period. If no Beneficiary survives the Annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Annuitant's estate. Table C of Section 9 of this Contract shows the monthly annuity based on each $1,000 applied under a Life Annuity with 10-Year Period Certain.

(B) JOINT AND SURVIVOR ANNUITY. The Company shall make monthly payments during the Annuitant's lifetime. Upon the Annuitant's death, monthly annuity payments equal to 66-2/3% of the Annuitant's monthly annuity benefit shall be payable during the lifetime of the joint annuitant, if living. If both the Annuitant and joint annuitant die before annuity benefits have been paid for ten years, annuity payments shall continue to be paid each month to the Beneficiary until the end of such ten-year period. The amount of the monthly annuity benefit payable to such Beneficiary shall be the amount of the monthly annuity benefit being paid under this Contract immediately before the date payments to such Beneficiary begin. In the event of the simultaneous death of the Annuitant and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Annuitant. If no Beneficiary survives the Annuitant and the joint annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the estate of the last surviving annuitant under this option.

(C) FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Annuitant's lifetime. Upon the Annuitant's death, a single sum payment equal to: (a) the Account Value of this Contract on the Annuity Commencement Date; less (b) the total of all monthly payments made to the Annuitant since the Annuity Commencement Date shall be paid to the Beneficiary. If no Beneficiary survives the Annuitant, the single sum payment shall be paid to the Annuitant's estate.

When a Beneficiary is receiving payments upon the death of an Annuitant under either (A) or (B) above, and the Beneficiary subsequently dies, the Commuted Value of any unpaid amount shall be paid in one single sum to an individual or entity that was designated to receive such unpaid amount by the Beneficiary. If no such individual or entity was designated, or if the designated individual does not survive the Beneficiary, such single sum amount shall be paid to the Beneficiary's estate.

SPECIFIED PAYMENTS OPTION

The Owner may elect that monthly payments in a specified amount be paid to the Annuitant at any time before the Annuity Commencement Date or the date of the Annuitant's death. This monthly payment must be at least [$100] . A Notice of such election must specify the amount to be withdrawn each month and the account it is to be withdrawn from. If amounts are to be withdrawn from more than one account to make up the specified amount, the amount or percentage to be withdrawn from each account must be specified in such election. Unless otherwise requested, all payments shall be made directly to the Annuitant at the last address shown for such individual or entity in the Company's records.

Payment of the specified amount shall begin on the later of: (a) the date designated in the election form; or (b) the date the Company receives all necessary information and Notices to begin such payments. If such date is not a Business Day, payments of the specified amount shall begin on the next Business Day following such date. The amount of the specified payment shall be deducted from the accounts designated in the election Notice. Payments shall cease at the earliest of:

(a) the date the Company receives Notice of the Annuitant's death;
(b) the date the Company receives Notice of the Owner's death;
(c) the date the Company receives Notice from the Owner to cancel this option;
(d) the first date on which the value of a designated account is not sufficient to provide the portion of the specified amount to be withdrawn from such account; or
(e) the Annuity Commencement Date.

At any time before payments cease, the Owner has the right to: (a) request a change in the amount of the monthly payment; or (b) request a change in the accounts from which the amount of the monthly payment are to be withdrawn, or
(c) cancel this option.

This specified payments option is not available if this Contract is issued to an employer or trustee in connection with a Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement.

DEATH BENEFIT

Before payments have begun under an annuity option and upon the Company's receipt of Notice and satisfactory proof of death of the Annuitant or the Owner, whichever occurs first, a death benefit shall be paid to the Beneficiary under this Contract, unless the Surviving Spouse continues this Contract as provided under the Spousal Continuation provision. The death benefit is equal to the amount that then represents the Account Value on the Valid Transaction Date for paying the death benefit.

The death benefit shall be paid in one single sum. While the Annuitant is living, the Owner may elect or change the election of a settlement option for all or part of the death benefit that may arise under this Contract. If the Owner does not elect a specific settlement option before the Annuitant or Owner dies, the Beneficiary, prior to the time of payment of benefits, shall have the right to elect a settlement option for all or part of any benefits that become payable to such Beneficiary. If the Owner does elect a specific settlement option, the Beneficiary cannot change the settlement option or any of its factors even after the Annuitant or Owner dies.

SPOUSAL CONTINUATION

Spousal Continuation means that, upon the death of the Owner before the Annuity Commencement Date, the Surviving Spouse qualifies and elects to continue this Contract and becomes the Owner of this Contract. This Contract may be continued under Spousal Continuation only if the Surviving Spouse is the only Beneficiary on the date of the Owner's death.

Notice of an election for Spousal Continuation must be received by the Company prior to the payment of the death benefit.

If Spousal Continuation is elected and the deceased Owner had been the Annuitant, the Surviving Spouse shall become the Annuitant.

DEATH BENEFIT SETTLEMENT OPTIONS

The following rules are applicable to the death benefit settlement options set forth below:

(a) If the Owner changes a Beneficiary, any settlement option elected previously shall no longer be in effect unless the Owner requests in writing that it continue.
(b) Any election or change of a settlement option shall take effect as of the date the Notice of such election or change was signed whether or not the Owner, Annuitant or Beneficiary is living at the time of its receipt.
(c) The amount of each payment made under a given settlement option must be at least [$50] .
(d) If this Contract is issued to an employer or trustee in connection with a Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement and the Owner is the Beneficiary, then for purposes of options (A), (C) and (D): (i) the Owner shall designate a natural person (the "Measured Life") upon whose life the settlement option shall be based; (ii) all references in options (A), (C) and (D) to Beneficiary shall be deemed to be references to the Measured Life; and (iii) notwithstanding the preceding clause, or anything else to the contrary, all payments shall be payable to the Owner but the Owner may request that the Company make payments to a person or entity designated by the Owner and may change or revoke that designation at any time with respect to any amounts prior to their actual payment.
(e) The joint annuitant under option (C) must be a natural person.
(f) If the Company is issuing a single premium immediate annuity on the date payments begin, the Company shall: (i) determine if the current purchase rates are more favorable than the rates shown in Table B of Section 9 of this Contract; and (ii) use the more favorable rates in purchasing the settlement option under this Contact.
(g) Subject to the requirements of this section and if acceptable to the Company, the entity electing a specific settlement option under this Contract may elect a different period certain and/or different percentages under one of the settlement options.
(h) Once payments have commenced under any settlement option, no changes other than for changes made by the Beneficiary as to the individual or entity designated to receive payments in the event of the Beneficiary's death, are permitted, except that if this Contract is issued to an employer or trustee in connection with a Code Section 457 deferred compensation plan or a nonqualified deferred compensation plan or arrangement and the Owner is the Beneficiary, the Owner may make changes to, or revoke, any request to make payments to a designated person or entity made in accordance with rule (d)
    (iii) above.

(i) If at any age the same monthly annuity payment is paid for different periods certain under either option (A) or option (C), the Company shall deem an election to have been made for the longest period certain which could have been elected for such age, amount and type of annuity.

The following death benefit settlement options are available under this
Contract:

(A) LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN. The Company shall make monthly payments during the Beneficiary's lifetime. Upon the Beneficiary's death before the end of the ten-year period, annuity payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such ten-year period. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in a single sum to the Beneficiary's estate. Table C of Section 9 of this Contract shows the monthly annuity based on each $1,000 applied under a Life Annuity with 10-Year Period Certain.

(B) PERIOD CERTAIN WITHOUT LIFE CONTINGENCY. The Company shall make monthly payments guaranteed for a period certain to the Beneficiary. The entity electing this option shall elect the period certain, subject to the approval of the Company. Upon the Beneficiary's death before the end of such period certain, monthly payments shall continue to be paid to the individual or entity designated to receive such payments under this option until the end of such period certain. If such designated individual or entity does not survive the Beneficiary, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the Beneficiary's estate.

     The amount of each payment shall be determined by the Company, but in no event shall be less than that shown in Table A of Section 9 of this Contract for the period certain selected.

(C) JOINT AND SURVIVOR ANNUITY. The Company shall make monthly payments during the Beneficiary's lifetime. Upon the Beneficiary's death, monthly annuity payments equal to 66-2/3% of the Beneficiary's monthly annuity benefit shall be payable during the lifetime of the joint annuitant, if living. If both the Beneficiary and joint annuitant die before annuity benefits have been paid for ten years, annuity payments shall continue to be paid each month to the individual or entity designated to receive payments under this option until the end of such ten-year period. The amount of the monthly annuity benefit payable to such individual or entity shall be the amount of the monthly annuity benefit being paid under this Contract immediately before the date payments to such individual or entity begin. In the event of the simultaneous death of the Beneficiary and joint annuitant, or if it cannot be determined who was the first to die, it shall be assumed that the joint annuitant died before the Beneficiary. If such individual or entity does not survive the Beneficiary and the joint annuitant, the Commuted Value of any remaining payments under this option shall be paid in one single sum to the estate of the last surviving annuitant under this option.

(D) FULL CASH REFUND ANNUITY. The Company shall make monthly payments during the Beneficiary's lifetime. Upon the Beneficiary's death, a single sum payment equal to: (a) the death benefit under this Contract; less (b) the total of all monthly payments made to the Beneficiary since the Valid Transaction Date for paying the death benefit shall be paid to the individual or entity designated to receive such payment under this option. If such individual or entity does not survive the Beneficiary, the single sum payment shall be paid to the Beneficiary's estate.

DISTRIBUTION RULES

Notwithstanding any provision of this Contract to the contrary:

(a) No payment of benefits provided under this Contract shall be allowed that does not satisfy the requirements of Section 72(s) of the Code, as amended from time to time.
(b) Subject to the Spousal Continuation provision, if the Owner dies before the Annuity Commencement Date, the entire death benefit under this Contract shall be distributed to the Beneficiary within five years after the death of the Owner, except that, if payments to the Beneficiary begin within one year after the death of the Owner, then such payments may be made over (i) the life of the Beneficiary; or (ii) a period not extending beyond the life expectancy of the Beneficiary.
(c) If the Owner dies on or after the Annuity Commencement Date and before the entire annuity benefit under this Contract has been distributed, the remaining portion of such benefit shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

                             SECTION 7 - BENEFICIARY

The Owner may by Notice designate a Beneficiary. The Owner may change such designation at any time. If the existing Beneficiary is irrevocable, the existing Beneficiary must also sign the change Notice. Notice of a designation or change of Beneficiary shall upon receipt by the Company take effect as of the date the Notice was signed, whether or not the Owner, Annuitant or Beneficiary is living at the time of its receipt. Unless specifically designated as a secondary Beneficiary, all Beneficiaries shall be deemed to be primary Beneficiaries.

Upon the Company's receipt of Notice and satisfactory proof of the Annuitant's or Owner's death, or, when payments are being made under annuity option (B), the death of the Annuitant and the joint annuitant, benefits shall be paid to the primary Beneficiary. If no primary Beneficiary is living at the time benefits become payable, the Company shall pay the benefits to the secondary Beneficiary. If benefits are to be paid to more than one Beneficiary they shall be paid in equal shares, unless other proportions are set forth in writing to the Company at the time the most current Beneficiary election was made.

If no Beneficiary has been designated or no designated Beneficiary is living at the time any benefits become payable under this Contract, the Company shall pay benefits to the first surviving class of the following:

(a) to the Annuitant; or
(b) to the Annuitant's surviving spouse; or
(c) to the Annuitant's surviving children in equal shares; or
(d) to the Annuitant's surviving parents in equal shares; or
(e) to the Annuitant's surviving brothers and sisters in equal shares; or
(f) to the executor or administrator of the Annuitant's estate.

Any Beneficiary's interest is subject to the rights of any assignee of whom the Company has been notified.

                         SECTION 8 - GENERAL PROVISIONS

CONTRACT

This Contract constitutes the entire Contract between the Company and the Owner and is issued in consideration of the application and the payment of the first contribution.

All statements in the application for this Contract are representations and not warranties.

This Contract may not be modified as to the Company nor may the Company's rights or requirements be waived, except in writing and by a duly authorized officer of the Company. No change shall affect any benefits which became payable prior to the effective date of such change.

No benefits provided under this Contract shall be less than those required by the state where this Contract is delivered.

INCONTESTABILITY

After the Date of Issue, the Company shall not contest this Contract.

MISSTATEMENTS OF AGE

If the age of any person upon whose life an annuity is based has been misstated, the benefit shall not be invalidated, but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct age.

The amount of any underpayments by the Company due to any such misstatement shall be paid in full with the next payment due under this Contract. The amount of any overpayments by the Company due to any such misstatement shall be deducted to the extent possible from the payments thereafter falling due under this Contract. The amount of any underpayments or overpayments in this regard shall be calculated with interest at the rate of [5%] per year.

ASSIGNMENT

With the consent of the Company, the Owner may assign and transfer all of the Owner's rights under this Contract.

Any assignment must be made by Notice from the Owner to the Company. Upon receipt of such Notice by the Company such assignment shall take effect as of the date the Notice was signed, whether or not the Owner or the Annuitant is living at the time of its receipt.

The Company shall not be responsible for the validity of any assignment.

The rights of the Beneficiary shall be subject to the rights of any assignee.

ADJUSTMENTS TO CURRENT RATE AND EXPENSE CHARGES

Adjustments to (a) the Current Rate of Interest and (b) the Administrative Charges may be made, within the limits described in those definitions.

No adjustment pursuant to this provision shall apply to annuity benefits that became payable under this Contract before such adjustment.

EVIDENCE OF SURVIVAL

When a benefit payment is contingent upon the survival of any person, evidence of such person's survival must be furnished to the Company at its Home Office, upon request by the Company and in a manner satisfactory to the Company. If the Company does not receive such satisfactory evidence within 30 days of the date of the Company's request, the Company reserves the right to suspend benefit payments until such time as satisfactory evidence is received.

CLAIMS OF CREDITORS

To the extent permitted by law, no payment by the Company under this Contract shall be subject to: (a) the claims of any creditors; (b) alienation; (c) attachment; (d) garnishment; (e) levy (other than a Federal tax levy in accordance with Section 6331 of the Code); (f) execution; or (g) other legal process. Also, no payment shall be subject to any legal process to enforce any such claim.

SEPARABILITY OF PROVISIONS

If any provision under this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

NON-WAIVER

The Company's rights under this Contract shall not be waived, reduced or denied due to its failure to perform or insist upon the strict performance of any provision or condition of this Contract. Any waiver of a provision or condition by the Company in a particular instance or situation, whether or not at the request of the Owner, shall not operate as a blanket waiver for future instances or situations even if the same.

PARTICIPATING CONTRACT

This is a participating contract. Each year the Company shall determine the amount of divisible surplus, if any, to be apportioned to this Contract. The amount of any such divisible surplus shall be credited to this Contract as dividends, provided this Contract is in force on the date such dividends are to be paid.

DIVIDENDS

Dividends may be paid out in cash or may be applied to increase the Account Value. If not otherwise elected, dividends shall be allocated to the accounts in the manner most recently elected by the Owner for contributions.

Any dividend apportioned but not yet paid upon the death of the Annuitant shall be paid in the same manner as other benefits payable under this Contract.

No dividends are anticipated under this Contract.

TERMINATION OF CONTRACT

At any time that the Account Value under this Contract is zero, this Contract shall terminate. Upon termination of this Contract, the Company shall be relieved of all further liability except with respect to any benefits that had commenced under this Contract on or before the date of termination.

At the Annuity Commencement Date, the Company reserves the right to pay the Annuitant a single sum payment in lieu of any annuity benefits, provided any annuity payable to the Annuitant under this Contract would be less than [$50] each month. The single sum payment shall be of an amount that is equal to the Account Value as of the Valid Transaction Date of the payment.

If at any time, no contributions have been received under this Contract for three years and the Account Value is less than $2,000, the Company reserves the right to terminate this Contract and pay the Owner the Account Value in a single payment.

NOTICES

All Notices must be in writing and delivered to the Home Office of the Company by United States mail, unless the Company specifies another manner or place for delivery of a Notice. Such Notices must be in a form satisfactory to the Company. The Owner, or any entity providing a Notice under this Contract, must furnish the Company with any facts and information that may be required by the Company to act on such Notice. The Company shall not be required to act upon any Notice that does not meet these requirements. Receipt of such Notice shall be deemed to take place on the Business Day such Notice is received by the Company at its Home Office. The Company shall be fully protected in relying upon the information furnished in a Notice, even if the Company does not inquire as to the accuracy or completeness of such information.

The Company shall not be liable for any payment made or action taken prior to receipt of any Notice at the Company's Home Office.

REPORTS

Prior to the Annuity Commencement Date, the Company shall send the Owner a statement at least once every twelve months. Such statement shall show, as of the date of the statement, the Account Value available to provide a paid-up annuity, a cash surrender benefit and a death benefit under the Contract.

                           SECTION - 9 TABLE OF RATES

                TABLE A - GUARANTEED MONTHLY PAYMENTS FOR PERIOD
                    CERTAIN FOR EACH $1,000 OF ACCOUNT VALUE

-------------------------------------------------------------------------------------------------------------
  PAYMENT PERIOD       AMOUNT OF       PAYMENT PERIOD      AMOUNT OF EACH        PAYMENT       AMOUNT OF
     (YEARS)            EACH               (YEARS)           MONTHLY             PERIOD          EACH
                       MONTHLY                               PAYMENT             (YEARS)        MONTHLY
                       PAYMENT                                                                  PAYMENT
-------------------------------------------------------------------------------------------------------------

        5              $17.49                 11                 $8.42               17           $5.77
-------------------------------------------------------------------------------------------------------------
        6               14.72                 12                  7.80               18            5.50
-------------------------------------------------------------------------------------------------------------
        7               12.74                 13                  7.26               19            5.26
-------------------------------------------------------------------------------------------------------------
        8               11.25                 14                  6.81               20            5.04
-------------------------------------------------------------------------------------------------------------
        9               10.10                 15                  6.42
-------------------------------------------------------------------------------------------------------------
       10                9.18                 16                  6.07
-------------------------------------------------------------------------------------------------------------


TABLE B - PURCHASE RATES                                                   TABLE C - MONTHLY AMOUNT PURCHASED
                                                                                  PER $1,000 OF ACCOUNT VALUE
Amount necessary to purchase $1 of monthly income

----------------------------------------------------                       -------------------------------------------------
AGE      LIFE ANNUITY        LIFE ANNUITY WITH 10                            AGE      LIFE ANNUITY      LIFE ANNUITY WITH 10
                                 YEARS CERTAIN                                                             YEARS CERTAIN
----------------------------------------------------                       -------------------------------------------------
  55         $263.21                $265.32                                  55          $3.80                 $3.77
----------------------------------------------------                       -------------------------------------------------
  56          257.06                259.47                                   56           3.89                  3.85
----------------------------------------------------                       -------------------------------------------------
  57          250.86                253.60                                   57           3.99                  3.94
----------------------------------------------------                       -------------------------------------------------
  58          244.63                247.74                                   58           4.09                  4.04
----------------------------------------------------                       -------------------------------------------------
  59          238.38                241.89                                   59           4.19                  4.13
----------------------------------------------------                       -------------------------------------------------
  60          232.11                236.06                                   60           4.31                  4.24
----------------------------------------------------                       -------------------------------------------------
  61          225.83                230.26                                   61           4.43                  4.34
----------------------------------------------------                       -------------------------------------------------
  62          219.57                224.49                                   62           4.55                  4.45
----------------------------------------------------                       -------------------------------------------------
  63          213.31                218.76                                   63           4.69                  4.57
----------------------------------------------------                       -------------------------------------------------
  64          207.10                213.08                                   64           4.83                  4.69
----------------------------------------------------                       -------------------------------------------------
  65          200.93                207.45                                   65           4.98                  4.82
----------------------------------------------------                       -------------------------------------------------
  66          194.81                201.89                                   66           5.13                  4.95
----------------------------------------------------                       -------------------------------------------------
  67          188.73                196.37                                   67           5.30                  5.09
----------------------------------------------------                       -------------------------------------------------
  68          182.67                190.91                                   68           5.47                  5.24
----------------------------------------------------                       -------------------------------------------------
  69          176.60                185.49                                   69           5.66                  5.39
----------------------------------------------------                       -------------------------------------------------
  70          170.51                180.13                                   70           5.86                  5.55
----------------------------------------------------                       -------------------------------------------------
  71          164.37                174.83                                   71           6.08                  5.72
----------------------------------------------------                       -------------------------------------------------
  72          158.20                169.62                                   72           6.32                  5.90
----------------------------------------------------                       -------------------------------------------------
  73          152.04                164.53                                   73           6.58                  6.08
----------------------------------------------------                       -------------------------------------------------
  74          145.87                159.57                                   74           6.86                  6.27
----------------------------------------------------                       -------------------------------------------------
  75          139.72                154.75                                   75           7.16                  6.46
----------------------------------------------------                       -------------------------------------------------

The rates set forth in Table B and Table C above are based on mortality according to the "GAM01 Table", with 2% interest and no loading. The GAM01 Table was developed by projecting, according to Projection Scale AA, the mortality rates of the 1994 Group Annuity Reserving Table to 2001, with additional projection of one year for each year that the age exceeds 65. Male and female mortality rates were projected separately, and the resulting projected tables were blended using 2/3 of the female mortality rate and 1/3 of the male mortality rate at each age to produce the GAM01 Table.

A person's age for the purpose of the foregoing tables shall be such person's age at their last birthday before payments under the annuity benefit are to begin to such person, plus the fraction of a year corresponding to the number of completed months from such birthday to the date such payments begin. Amounts required for ages not shown and for other forms of annuity shall be calculated by the Company on the same actuarial assumptions and shall be furnished upon request.

                     SECTION 10 - LIST OF ACCOUNTS AND FUNDS

The following account of the general account and funds of the Separate Account are currently available under this Contract:

                               THE GENERAL ACCOUNT

       Interest Accumulation Account

                    INVESTMENT FUNDS OF THE SEPARATE ACCOUNT

       Mutual of America Investment Corporation All America Fund
       Mutual of America Investment Corporation Money Market Fund
       Mutual of America Investment Corporation Bond Fund
       Mutual of America Investment Corporation Composite Fund
       Mutual of America Investment Corporation Equity Index Fund
       Mutual of America Investment Corporation Short-Term Bond Fund Mutual of America Investment Corporation Mid-Term Bond Fund
       Mutual of America Investment Corporation Aggressive Equity Fund Mutual of America Investment Corporation Mid-Cap Equity Index Fund Scudder Capital Growth Fund
       Scudder Bond Fund
       Scudder International Fund
       American Century VP Capital Appreciation Fund
       Calvert Social Balanced Fund
       Fidelity VIP Equity-Income Fund
       Fidelity VIP Asset Manager Fund
       Fidelity VIP Contrafund Fund

All amounts allocated to the Investment Funds shall become part of the Separate Account that the Company maintains under the designation of [Mutual of America Separate Account No. 2.]